Exhibit 10.14.2

AMENDMENT 2016-1

TO THE

AMERican water works company, inc.

ANNUAL INCENTIVE PLAN

WHEREAS, American Water Works Company, Inc. (the “Company”) maintains the American Water Works Company, Inc. Annual Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has approved an amendment to the Plan to rename it as the “American Water Works Company, Inc. Annual Performance Plan;” and

WHEREAS, Section 9 of the Plan provides that the Committee may at any time amend the Plan, subject to certain limitations set forth in the Plan, which are not applicable.

NOW THEREFORE, BE IT IS RESOLVED, that, the Plan is hereby amended as follows, effective as of January 1, 2016:

1. The title of the Plan shown immediately above Section 1 of the Plan (“Purpose”) is hereby amended in its entirety to read as follows:

“AMERICAN WATER WORKS COMPANY, INC.

ANNUAL PERFORMANCE PLAN

(formerly known as the American Water Works Company, Inc. Annual Incentive Plan)”

2. Section 2(m) of the Plan is hereby amended in its entirety to read as follows:

“(m) “Plan” shall mean this American Water Works Company, Inc. Annual Performance Plan (formerly known as the American Water Works Company, Inc. Annual Incentive Plan), as from time to time amended and in effect.”

3. In all other respects, the Plan shall be and remain unchanged.

IN WITNESS WHEREOF, the undersigned hereby executes this Amendment 2016-1 to the Plan this 23rd day of February, 2016.

/s/ Susan N. Story
Susan N. Story
President and Chief Executive Officer

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